EXHIBIT 10.5
THIRD AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated as of November 21, 2008, is entered into among CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the “Borrower”), the lenders listed on the signature pages hereof as Lenders (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer and Swing Line Lender.
BACKGROUND
     A. The Borrower, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to that certain First Amended and Restated Credit Agreement, dated as of February 24, 2005, as modified by that certain Consent to Credit Agreement, dated as of June 28, 2006, that certain First Amendment to First Amended and Restated Credit Agreement, dated as of March 16, 2007, that certain Commitment Increase Agreement, dated as of February 29, 2008 and that certain Second Amendment to First Amended and Restated Credit Agreement, dated as of June 30, 2008, (said Credit Agreement, as modified and amended, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.
     B. The Borrower has requested certain amendments to the Credit Agreement.
     C. The Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:
     1. AMENDMENTS.
     (a) Section 1.01 of the Credit Agreement is hereby amended by adding the defined terms “Defaulting Lender”, “Impacted Lender” “Mexican Acquisition”, “New Senior Notes” and “Term Loan Credit Facility” thereto in proper alphabetical order to read as follows:
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Impacted Lender” means a Defaulting Lender or a Lender as to which (a) the L/C Issuer has a good faith belief that the Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (b) an entity that Controls the Lender has been deemed insolvent or become subject to a bankruptcy or other similar proceeding.
     “Mexican Acquisition” means the acquisition and related transactions by a Domestic Subsidiary of 80% of the equity interests of Creazione Estilo, S.A. de C.V., SOFOM, E.N.R, a Mexican corporation, pursuant to documentation in form and substance satisfactory to Administrative Agent and for consideration consisting of (a) at closing of the Mexican Acquisition, an initial purchase price not to exceed $95,000,000 (the “Initial Purchase Payment”) and (b) potential additional consideration consisting of earnout payments which satisfy the requirements of Section 7.03(l)(vi).
     “New Senior Notes” means the indebtedness of the Borrower (and Guaranty of Domestic Subsidiaries in respect thereof), to be issued in connection with the Mexican Acquisition; provided that such notes satisfy the requirements set forth in the definition of “Additional Unsecured Senior Debt”.
     “Term Loan Credit Facility” means a term loan credit facility entered into between the Borrower and certain of the Lenders, including Wells Fargo, whereby such Lenders have agreed to extend term loans to the Borrower in an aggregate principal amount not to exceed $75,000,000.
     (b) The definition of “Assumed Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:
     “Assumed Indebtedness” means Indebtedness assumed in Acquisitions permitted pursuant to Sections 7.03(f) and 7.03(l).
     (c) The definition of “Voting Percentage” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:
     “Voting Percentage” means, as to any Lender, (a) at any time when the Revolving Commitments are in effect, such Lender’s Pro Rata Share and (b) at any time after the termination of the Revolving Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender’s Revolving Loans, plus (B) such Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations, plus (C) such Lender’s Pro Rata Share of the Outstanding Amount of Swing Line Loans, then constitutes of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender is a Defaulting Lender, such Lender’s Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and

Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of “Required Lenders” without regard to such failing Lender’s Revolving Commitment or the outstanding amount of its Revolving Loans, L/C Advances and funded participations in Swing Line Loans, as the case may be.
     (d) Section 2.03(a)(ii) of the Credit Agreement is hereby amended and restated as follows:
     (ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
     (B) subject to Section 2.03(b)(iii) hereof, the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;
     (C) such Letter of Credit is to be denominated in a currency other than Dollars; or
     (D) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time an Impacted Lender hereunder, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.
     (e) Section 2.04(a) of the Credit Agreement is hereby amended and restated as follows:
     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, but in its sole discretion and without any obligation, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Outstanding Amount of Revolving Loans of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Revolving Commitments and, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and provided, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05 hereof, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.
     (f) Section 2.13 of the Credit Agreement is hereby amended and restated as follows:
     2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of any Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan or such participations, as the case may be, pro rata with each of them; provided, however, that (i) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefore, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (x) the amount of such paying Lender’s required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply) or (z) any payment obtained by the L/C Issuer or Swing Line Lender in connection with cash collateral or other arrangements made in respect of an Impacted Lender. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09 hereof with respect to such participation) as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
     (g) Section 7.02(e) of the Credit Agreement is hereby amended and restated as follows:
     (e) intercompany loans and advances, provided that the aggregate amount of outstanding Foreign Loans after the Closing Date, together with Investments in Capital Stock of Foreign Subsidiaries made after the Closing Date pursuant to Section 7.03(c) and Foreign Acquisitions made after the Closing Date (including the amount of any earnout payments or additional consideration paid in connection with the Mexican Acquisition but excluding the Initial Purchase Payment) pursuant to Section 7.03(f), shall not exceed 12.5% of Net Worth at any time;
     (h) Section 7.03(c) of the Credit Agreement is hereby amended and restated as follows:
     (c) ownership of Capital Stock of Foreign Subsidiaries, provided that the aggregate amount of such Investments and Foreign Acquisitions made after the Closing Date (including the amount of any earnout payments or additional consideration paid in connection with the Mexican Acquisition but excluding the Initial Purchase Payment), and the aggregate amount of outstanding Foreign Loans, shall not exceed 12.5% of Net Worth in aggregate amount at any time,
     (i) Section 7.03(f) of the Credit Agreement is hereby amended and restated as follows:
     (f) Acquisitions (other than the Mexican Acquisition), provided (i) at time of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist, (ii) the assets, property or business being acquired shall be in one or more of the types of businesses described in clauses (a) through (c) of Section 5.19 hereof, (iii) such Acquisition shall not be opposed by the board of directors (or other governing body) of the Person being acquired, (iv) promptly upon becoming available and in any event within five (5) days prior to any proposed Acquisition for which the aggregate Acquisition Consideration for such Acquisition is equal to or greater than $15,000,000, the Administrative Agent shall have received a pro forma Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition and certifying that no Default or Event of Default exists or would occur as a result therefrom, (v) if immediately prior to or immediately after such Acquisition and after giving effect thereto, the Leverage Ratio is greater than or equal to 2.25 to 1.00, the Acquisition Consideration for any single Acquisition (other than the Mexican Acquisition) shall not exceed 20% of Net Worth as of the most recent fiscal quarter immediately preceding the Acquisition without the Required Lenders approval, (vi) immediately after such Acquisition, the Aggregate Revolving Commitments exceed the Outstanding Amount of Loans and L/C Obligations by at least $15,000,000, and (vii) the aggregate amount of Foreign Acquisitions made after the Closing Date (including the amount of any earnout payments or additional consideration paid in connection with the Mexican Acquisition but excluding the Initial Purchase Payment), together with the Investments in Capital Stock of Foreign Subsidiaries made after the Closing Date and the aggregate amount of outstanding Foreign Loans, shall not exceed 12.5% of Net Worth at any time;
     (j) Section 7.03 of the Credit Agreement is hereby amended to (i) delete “and” at the end of clause (k) thereof, (ii) reletter clause (l) to clause (m) and (iii) insert a new clause (l) thereto to read as follows:
     (l) the Mexican Acquisition, provided (i) at time of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist, (ii) the assets, property or business being acquired shall be in one or more of the types of businesses described in clauses (a) through (c) of Section 5.19 hereof, (iii) such Acquisition shall not be opposed by the board of directors (or other governing body) of the Person being acquired, (iv) promptly upon becoming available and in any event within five (5) days prior to the Mexican Acquisition, the Administrative Agent shall have received a pro forma Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the Mexican Acquisition and certifying that no Default or Event of Default exists or would occur as a result therefrom, (v) immediately after the Mexican Acquisition, the Aggregate Revolving Commitments exceed the Outstanding Amount of Loans and L/C Obligations by at least $15,000,000, and (vi) the aggregate amount of Foreign Acquisitions made after the Closing Date (including the amount of any earnout payments or additional consideration paid in connection with the Mexican Acquisition but excluding the Initial Purchase Payment), together with the Investments in Capital Stock of Foreign Subsidiaries

made after the Closing Date and the aggregate amount of outstanding Foreign Loans, shall not exceed 12.5% of Net Worth at any time; and
     (k) Section 7.06 of the Credit Agreement is hereby amended and restated as follows:
     7.06 Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly pay any Restricted Payment; provided, however, (a) any Subsidiary may declare and pay Dividends to or for the benefit of the Borrower or any Guarantor, and (b) the Borrower may (i) make regularly scheduled interest payments on Subordinated Debt and Additional Unsecured Senior Debt, (ii) declare Dividends (including the repurchase of Capital Stock of the Borrower), (iii) make regularly scheduled principal payments on Subordinated Debt in existence as of the Closing Date, in both cases of clauses (ii) and (iii) hereof taken together in an aggregate amount not to exceed the sum of (A) $16,500,000 plus (B) 50% of cumulative Net Income after the Closing Date, and (iv)(A) make regularly scheduled principal payments on Subordinated Debt issued or incurred after the First Amendment Effective Date and (B) make prepayments and regularly scheduled principal payments on (w) Additional Unsecured Senior Debt (other than the Term Loan Credit Facility and the New Senior Notes) in an aggregate amount not to exceed $10,000,000, (x) the Term Loan Credit Facility in an aggregate amount not to exceed $40,000,000 and (y) the New Senior Notes in an aggregate amount not to exceed $30,000,000; provided, further, the Borrower shall make no Restricted Payments unless there shall exist no Default or Event of Default prior to or after giving effect to any proposed Restricted Payment.
     (l) Exhibit B to the Credit Agreement is hereby amended to be in the form of Exhibit B to this Amendment.
     2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:
     (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;
     (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;
     (c) (i) the Borrower has full power and authority to execute and deliver this Third Amendment, (ii) this Third Amendment has been duly executed and delivered by the Borrower, and (iii) this Third Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;
     (d) neither the execution, delivery and performance of this Third Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its properties are subject; and
     (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this Third Amendment, or (ii) the acknowledgement by each Guarantor of this Third Amendment.
     3. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall be effective upon satisfaction or completion of the following:
     (a) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Required Lenders;
     (b) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Borrower and acknowledged by each Guarantor;
     (c) the Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Third Amendment;
     (d) the Administrative Agent shall have received an opinion of the Borrower’s General Counsel, in form and substance satisfactory to the Administrative Agent, with respect to matters set forth in Sections 2(c), (d), and (e) of this Third Amendment; and
     (e) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.
     4. REFERENCE TO THE CREDIT AGREEMENT.
     (a) Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.
     (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
     5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
     6. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Third Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
     7. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Third Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     8. GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.
     9. HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.
     10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Third Amendment is executed as of the date first set forth above.

CASH AMERICA INTERNATIONAL, INC., as Borrower
By:	/s/ Austin D. Nettle	.
Austin D. Nettle
Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Jeffrey D. Bundy	.
Jeffrey D. Bundy
Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an L/C Issuer, a Lender and Swing Line Lender
By:	/s/ Jeffrey D. Bundy	.
Jeffrey D. Bundy
Vice President

JPMORGAN CHASE BANK, N.A., as Syndication Agent and a Lender
By:	/s/ Lindsey M. Hester
Lindsey M. Hester
Vice President

U. S. BANK NATIONAL ASSOCIATION, as a Co-Documentation Agent and a Lender
By:	/s/ Kevin S. McFadden	.
Kevin S. McFadden
Vice President

KEYBANK NATIONAL ASSOCIATION, as a Co-Documentation Agent and a Lender
By:	/s/ David A. Wild	.
David A. Wild
Vice President

UNION BANK OF CALIFORNIA, N.A., as a Co-Documentation Agent and a Lender
By:	/s/ Sarah Daniel	.
Sarah Daniel
Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender
By:	/s/ Joe Tonges	.
Joe Tonges
Assistant Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Stephen R. Deaton	.
Stephen R. Deaton
Senior Vice President

AMEGY BANK, N.A., as a Lender
By:	/s/ Melinda Jackson	.
Melinda Jackson
Senior Vice President

TEXAS CAPITAL BANK, N.A., as a Lender
By:	/s/ Barry Kromann	.
Barry Kromann
Executive Vice President

ACKNOWLEDGED AND AGREED TO:
     CORPORATE GUARANTORS
Bronco Pawn & Gun, Inc.
Cash America Advance, Inc.
Cash America Financial Services, Inc.
Cash America Franchising, Inc.
Cash America Holding, Inc.
Cash America, Inc.
Cash America, Inc. of Alabama
Cash America, Inc. of Alaska
Cash America, Inc. of Colorado
Cash America, Inc. of Illinois
Cash America, Inc. of Indiana
Cash America, Inc. of Kentucky
Cash America, Inc. of Louisiana
Cash America of Missouri, Inc.
Cash America, Inc. of Nevada
Cash America, Inc. of North Carolina
Cash America, Inc. of Oklahoma
Cash America, Inc. of South Carolina
Cash America, Inc. of Tennessee
Cash America, Inc. of Utah
Cash America, Inc. of Virginia
Cash America Pawn, Inc. of Ohio
Cashland Financial Services, Inc.
Doc Holliday’s Pawnbrokers & Jewellers, Inc.
Express Cash International Corporation
Florida Cash America, Inc.
Gamecock Pawn & Gun, Inc.
Georgia Cash America, Inc.
Hornet Pawn & Gun, Inc.
Longhorn Pawn and Gun, Inc.
Ohio Neighborhood Finance, Inc.
Mr. Payroll Corporation
RATI Holding, Inc.
Tiger Pawn & Gun, Inc.
Uptown City Pawners, Inc.
Vincent’s Jewelers and Loan, Inc.
Cash America Global Financing, Inc.
Cash America of Mexico, Inc.

/s/ David J. Clay

David J. Clay, Senior Vice President for all Corporate Guarantors
(other than Cash America, Inc. of North Carolina) and Vice President of
Cash America, Inc. of North Carolina

     PARTNERSHIP GUARANTORS
Cash America Management L.P.
Cash America Pawn L.P.
By: Cash America Holding, Inc., the General Partner for each Partnership Guarantor

By:	/s/ Austin D. Nettle

Austin D. Nettle
Vice President and Treasurer

LLC GUARANTORS
Cash America Net Holdings, LLC
Primary Credit Solutions, LLC (f/k/a Primary Cash Holdings, LLC)

By:	/s/ Austin D. Nettle

Austin D. Nettle
Vice President and Treasurer
Cash America Net of Alabama, LLC
Cash America Net of Alaska, LLC
Cash America Net of Arizona, LLC
Cash America Net of California, LLC
Cash America Net of Colorado, LLC
Cash America Net of Delaware, LLC
Cash America Net of Florida, LLC
CashNetUSA of Florida, LLC
Cash America Net of Hawaii, LLC
Cash America Net of Idaho, LLC
Cash America Net of Illinois, LLC
Cash America Net of Indiana, LLC
Cash America Net of Iowa, LLC
Cash America Net of Kansas, LLC
Cash America Net of Kentucky, LLC
Cash America Net of Louisiana, LLC
Cash America Net of Maine, LLC
CashNet CSO of Maryland, LLC
Cash America Net of Michigan, LLC
Cash America Net of Minnesota, LLC
Cash America Net of Mississippi, LLC
Cash America Net of Missouri, LLC
Cash America Net of Montana, LLC
Cash America Net of Nebraska, LLC
Cash America Net of Nevada, LLC
Cash America Net of New Hampshire, LLC
Cash America Net of New Mexico, LLC
CashNet USA CO, LLC
CashNetUSA OR, LLC
The Check Giant NM, LLC
Cash America Net of North Dakota, LLC
Cash America Net of Ohio, LLC
Cash America Net of Oklahoma, LLC
Cash America Net of Oregon, LLC
Cash America Net of Rhode Island, LLC
Cash America Net of South Dakota, LLC

Cash America Net of Texas, LLC
Cash America Net of Utah, LLC
Cash America Net of Virginia, LLC
Cash America Net of Washington, LLC
Cash America Net of Wisconsin, LLC
Cash America Net of Wyoming, LLC
CashNet of Australia, LLC
Ohio Consumer Financial Solutions, LLC

By:	CASH AMERICA NET HOLDINGS, LLC
Sole Member of Each of the above-named Limited Liability Companies

By:	/s/ Austin D. Nettle

Austin D. Nettle
Vice President and Treasurer
Primary Credit Services, LLC (f/k/a Primary Cash Finance, LLC)
Primary Credit Processing, LLC (f/k/a Primary Cash Card Processing, LLC)
Primary Payment Solutions, LLC (f/k/a Primary Cash Card Services, LLC)

By:	PRIMARY CREDIT SOLUTIONS, LLC (f/k/a Primary Cash Holdings, LLC)
Sole Member of Each of the above-named Limited Liability Companies

By:	/s/ Austin D. Nettle

Name:	Austin D. Nettle
Title:	Vice President — Treasurer